UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2016

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1347 PROPERTY INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter) ________

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607
(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2016, the Board of Directors (the “Board”) of 1347 Property Insurance Holdings, Inc. (the “Company”) appointed D. Kyle Cerminara to the Board as a Class III director. The Board has not made any determinations regarding committee assignments for Mr. Cerminara at this time.

In addition, on December 27, 2016, Leo Christopher Saenger, III, a Class II director, resigned from the Board and all committees of the Board on which he served. Mr. Saenger’s resignation was not because of a disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Since 2012, Mr. Cerminara has been CEO, Co-Founder & Partner of Fundamental Global Investors, an SEC registered investment advisor that manages equity and fixed income hedge funds and Co-Chief Investment Officer of CWA Asset Management Group, LLC d/b/a Capital Wealth Advisors, a wealth advisor and multi-family office. Mr. Cerminara also serves as Chairman and CEO of Ballantyne Strong, Inc. (NYSE MKT: BTN), a provider of digital technology services, products, and solutions; director of Relm Wireless Corporation (NYSE MKT: RWC), a technology company that designs, manufactures, and markets wireless communication products; director of Iteris, Inc. (Nasdaq: ITI), a provider of intelligent information solutions for traffic management; director of Itasca Capital Ltd. (TSX-V: ICL); and a director of blueharbor bank (OTC: BLHK), a community bank. Prior to co-founding Fundamental Global Investors and partnering with Capital Wealth Advisors, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management from 2011-2012. Mr. Cerminara was a director and Sector Head of the Financials Industry at Highside Capital Management from 2009-2011.

As a director of the Company, Mr. Cerminara will participate in the Company’s non-employee director compensation program. Under the non-employee director compensation program, each non-employee director will receive an annual cash fee of $50,000 (paid in four equal quarterly installments).

There are no arrangements or understandings between Mr. Cerminara and any other persons pursuant to which he was elected as a director. There are no transactions between Mr. Cerminara and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Attached as Exhibit 99.1 is a copy of the press release relating to the appointment of Mr. Cerminara to the Board and the resignation of Mr. Saenger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated December 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016

1347 PROPERTY INSURANCE HOLDINGS, INC.

By: /s/ John S. Hill
John S. Hill Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated December 30, 2016.